UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  November 10, 2011

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-03526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On November 14, 2011, Tanger Factory Outlet Centers, Inc. (the "Company") announced that its operating partnership, Tanger Properties Limited Partnership ("Operating Partnership"), amended its $400 million unsecured revolving credit bank facilities on November 10, 2011, increasing total capacity to $520 million and extending maturity through November 2015. The Company guarantees the Operating Partnership's obligations under the facilities. The amended credit agreement is with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America Merrill Lynch, Well Fargo Securities, LLC, and US Bank National Association, as Joint Bookrunners and Joint Lead Arrangers, Well Fargo Bank, National Association, as Syndication Agent, US Bank National Association, as Syndication Agent, Suntrust Bank, as Documentation Agent and Branch Banking and Trust Company, as Documentation Agent, and PNC Bank N.A., Regions Bank, Royal Bank of Canada, and The Bank of Nova Scotia, as Lenders.
The facilities include a $20 million bilateral liquidity facility as well as a $500 million syndicated line. The syndicated line may be increased to $750 million through an accordion feature in certain circumstances. The maturity date of the amended facilities is November 10, 2015, and the Company has an option to extend them for one year to November 10, 2016. At closing the facilities bear interest at a spread over LIBOR of 125 basis points plus a 25 basis point annual facility fee, based on the Operating Partnership's current long-term debt rating. Previously, the spread was 190 basis points and the annual facility fee was 40 basis points.
The credit agreement contains customary and other affirmative covenants, including financial reporting requirements, and negative covenants, including maintenance of certain financial requirements and limitations on mergers or consolidations. In addition, the credit agreement includes customary events (including without limitation a non-payment under the loan, a breach of warranties and representations in any material respect, non-compliance with covenants by the Operating Partnership), as well as certain other additional events (including without limitation a Change of Control (as defined in the credit agreement) without the consent of each of the agents and certain lenders), each of which, if not cured within the time period, if any, specified in the credit agreement would constitute an event of default. Upon the occurrence and continuance of such events of default, the lenders may elect to accelerate the outstanding principal and accrued and unpaid interest under the credit facilities. Further, outstanding principal and accrued and unpaid interest thereon automatically accelerate upon the occurrence of an actual or deemed entry of an order for relief with respect to the Operating Partnership under the Bankruptcy Code of the United States.
A copy of the amended credit agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01    Regulation FD

A copy of the press release announcing the entrance into the amended credit agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit 10.1    Amended and Restated Credit Agreement, dated as of November 10, 2011, among Tanger Properties Limited Partnership, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and The Other Lenders Party Hereto, Bank of America Merrill Lynch, Well Fargo Securities, LLC, and US Bank National Association, as Joint Bookrunners and Joint Lead Arrangers, Well Fargo Bank, National Association, as Syndication Agent, US Bank National Association, as Syndication Agent, Suntrust Bank, as Documentation Agent and Branch Banking and Trust Company, as Documentation Agent.

Exhibit 99.1    Press release announcing the closing on the recast of unsecured revolving lines of credit, dated November 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2011

TANGER FACTORY OUTLET CENTERS, INC.

By:    /s/ Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.
10.1
Amended and Restated Credit Agreement, dated as of November 10, 2011, among Tanger Properties Limited Partnership, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and The Other Lenders Party Hereto, Bank of America Merrill Lynch, Well Fargo Securities, LLC, and US Bank National Association, as Joint Bookrunners and Joint Lead Arrangers, Well Fargo Bank, National Association, as Syndication Agent, US Bank National Association, as Syndication Agent, Suntrust Bank, as Documentation Agent and Branch Banking and Trust Company, as Documentation Agent.

99.1	Press release announcing the closing on the recast of unsecured revolving lines of credit, dated November 14, 2011.